Exhibit 1

Joint Filing Agreement

AGREEMENT dated as of February 5, 2026, by and among Momentum Solutions II, LLC, Momentum Operating, LLC, Momentum Platform LLC, Momentum Holdings Group, LLC and Gjorgi Popstefanov (collectively, the “Parties”).

Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D to report its beneficial interest in the Class A Common Stock of Soho House & Co, Inc. (“Schedule 13D”) and it will file the Schedule 13D on behalf of itself.

Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.

MOMENTUM SOLUTIONS, LLC

By:	/s/ Gjorgi Popstefanov
	Name:	Gjorgi Popstefanov
	Title:	Chief Executive Officer, President and Secretary

MOMENTUM OPERATING, LLC

By:	/s/ Gjorgi Popstefanov
	Name:	Gjorgi Popstefanov
	Title:	Chief Executive Officer, President and Secretary

MOMENTUM PLATFORM LLC

By:	/s/ Gjorgi Popstefanov
	Name:	Gjorgi Popstefanov
	Title:	Chief Executive Officer, President and Secretary

MOMENTUM HOLDINGS GROUP, LLC

By:	/s/ Gjorgi Popstefanov
	Name:	Gjorgi Popstefanov
	Title:	Chief Executive Officer, President and Secretary

/s/ Gjorgi Popstefanov
Name:	Gjorgi Popstefanov

Annex A

Directors and Executive Officers of the Reporting Persons

The name and present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the directors and executive officers of each of Momentum Solutions II, LLC, Momentum Operating, LLC, Momentum Platform LLC and Momentum Holdings Group, LLC are set forth below.

Name	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Citizenship	Business Address
Gjorgi Popstefanov	Manager of Solutions, Operating and Holdings, and Chief Executive Officer, President and Secretary of Solutions, Operating, Platform and Holdings and each of their respective direct and indirect subsidiaries; United States citizen.	2601 Olive Street, Suite 1900 Dallas, Texas 75201
Ryan Boomsma	Chief Financial Officer of Solutions, Operating, Platform and Holdings and each of their respective direct and indirect subsidiaries; United States citizen.	2601 Olive Street, Suite 1900 Dallas, Texas 75201